UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 3, 2005

BIG 5 SPORTING GOODS CORPORATION
(Exact name of registrant as specified in charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-49850 (Commission File Number)	95-4388794 (IRS Employer Identification No.)

2525 East El Segundo Boulevard, El Segundo California (Address of principal executive offices)	90245 (Zip Code)
Registrant’s telephone number, including area code: (310) 536-0611
N/A
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (7 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On October 3, 2005, Barry D. Emerson became Chief Financial Officer and Treasurer of each of Big 5 Sporting Goods Corporation (the “Company”), Big 5 Corp., a wholly-owned subsidiary of the Company, and Big 5 Services Corp., a wholly-owned subsidiary of Big 5 Corp. (collectively, the “Big 5 Companies”). Mr. Emerson commenced employment as Senior Vice President of each of the Companies on September 12, 2005. Additional information regarding Mr. Emerson, including the terms of Mr. Emerson’s employment with the Big 5 Companies, was included in the Current Report on Form 8-K filed by the Company on August 22, 2005.
     As the result of Mr. Emerson becoming Chief Financial Officer and Treasurer of each of the Big 5 Companies, Thomas L. Robershaw, the Company’s Assistant Treasurer, and Elizabeth F. Chambers, the Company’s Acting Controller, ceased to jointly perform the functions of principal financial officer and principal accounting officer of the Company. Mr. Robershaw and Ms. Chambers continue to be employed by the Company in their respective positions.
Item 8.01. Other Events.
     The Company’s 2005 Annual Meeting of Stockholders will be held on Thursday, December 8, 2005 at 10:00 a.m., local time, at the Ayres Hotel, 14400 Hindry Avenue, Hawthorne, California 90250.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG 5 SPORTING GOODS CORPORATION (Registrant)
Date: October 7, 2005	/s/ STEVEN G. MILLER
Steven G. Miller
President and Chief Executive Officer